Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Carbondale Holdings, LLC
WB 1011 Hillcrest, LLC
WB 10721 Stradella, LLC
WB 10733 Stradella, LLC
WB 10750 Chalon, LLC
WB 1118 Tower, LLC
WB 1241 Loma Vista, LLC
WB 1357 Laurel, LLC
WB 141 S. Carolwood, LLC
WB 1432 Tanager, LLC
WB 1471 Forest Knoll, LLC
WB 1484 Carla Ridge, LLC
WB 1520 Carla Ridge, LLC
WB 1966 Carla Ridge, LLC
WB 24055 Hidden Ridge, LLC
WB 25210 Jim Bridger, LLC
WB 25211 Jim Bridger, LLC
WB 2600 Hutton, LLC
WB 270 Spruce Ridge, LLC
WB 375 Trousdale, LLC
WB 38 Diamond, LLC
WB 385 Trousdale, LLC
WB 4030 Longridge, LLC
WB 41 King, LLC
WB 540 Pine Crest, LLC
WB 638 Siena, LLC
WB 642 St. Cloud, LLC
WB 714 Oakhurst, LLC
WB 731 Evans Way, LLC
WB 7870 Granito, LLC
WB 7900 Granito, LLC
WB 800 Stradella, LLC
WB 8124 3rd Street, LLC
WB 8607 Honoapiilani, LLC
WB 9127 Thrasher, LLC
WB 918 Brookie, LLC
WB 9230 Robin, LLC
WB CoLotco, LLC
WB Fountain Fairfax, LLC
WB Propco, LLC
WB Riverdale Foreclosure, LLC
WB Riverdale REO, LLC
WB RVR CoLotco, LLC
Woodbridge Group of Companies, LLC
Woodbridge Mortgage Investment Fund 1, LLC
Wind-Down Entity LLC